Exhibit 99.1

Thomas P. Grainger
Post Office Box 7
Saratoga, Wyoming 82331

To: Board of Directors
808 Renewable Energy Corporation
13888 Harbor Blvd.
Suite 8A
Garden Grove, CA 92843

I, Thomas P. Grainger, hereby resign from my position as a director of 808 Renewable Enelgy Corporation, a Nevada corporation. Such resignation shall be effective as of the date set forih below.

Dated as of: July 26, 2015

Very truly yours,

/s/ Thomas P. Grainger
Thomas P. Grainger